OICCO ACQUISITION IV, INC. POS AM

Exhibit 10.(c)

Donald J. Bores (“Lender”)

1792 Cranberry Isles Way

Apopka, FL 32712

Promissory Note

On this date of May 30, 2103, in return for valuable consideration received, the undersigned borrower jointly and severally promise to pay to Donald J. Bores, Sr., the “Lender”, the sum of $50,000 Dollars, together with interest thereon at the rate of 8% per annum.

Terms of Repayment: This Note, all principal and accrued interest shall be paid on or before May 30, 2014. In the event it is paid prior to the due date, May 30, 2014, the principal and all accrued interest to date will constitute payment in full.

Choice of Law: All terms and conditions of this Note shall be interpreted under the laws of the state on Minnesota.

Signed on behalf of VapAria Corporation, 5550 Nicollet Avenue, Minneapolis, MN 55419

By,

// Alexander C. Chong //
Chairman

Dated May 30, 2013

Donald J. Bores (“Lender”)

1792 Cranberry Isles Way

Apopka, FL 32712

Promissory Note- Agreement to Extend the Due Date

On this date of May 29, 2104, I, Donald J. Bores, Sr., the “Lender”, agree to extend the due date of the promissory note entered into on May 30, 2013 to July 1, 2014 under the same terms and conditions as originally drafted.

Terms of Repayment: This Note, all principal and accrued interest is now due and payable on or before July 1, 2014. In the event it is paid prior to the due date, the principal and all accrued interest to date will constitute payment in full.

Choice of Law: All terms and conditions of this Note shall be interpreted under the laws of the state on Minnesota.

Signed and acknowledged by,

// Donald J. Bores, Sr. //
Lender
1792 Cranberry Isles Way
Apopka, FL 32712

Dated May 29, 2014